Exhibit 99.1

March 16, 2011

CEO – Shareholder Questions Answered

1.

With so much confusion in the past couple of weeks concerning whether or not LFBG was delisted to OTC Pink, can you explain where LFBG falls in the OTC Market Tiers?

To the best of my knowledge, there are three OTC Market Tiers. The OTCQB has requirements similar to NASDAQ, the OTCQB (where we are) has requirements similar to FINRA’s OTCBB, and the OTCPink has little or no requirements. To find out more, go to: http://www.otcmarkets.com and read about the tiers at the bottom of the page.

2.

What new games will be released in 2011 and will they be released in time for the Christmas Season?

See our previous press release which discusses precise title names. They will be released for purchase online and some will be available at retail, depending upon the timing requirements of each retailer.

3.

You mentioned moving to mobile and console platforms, can you provide any details or expected release dates?

Praise Champion 2 is being developed for PC and Wii. The Wii version may ship in 2011 if we are able to acquire the necessary capital or partner with an existing licensor. Otherwise, we will ship it in 2012. The iPhone and Android versions of King Solomon’s Trivia Challenge 2 and Bible Quest: Journey through Genesis are also scheduled for release this year in addition to the iPad releases of Charlie Church Mouse Storybooks. All other releases are for PC in 2011 with the intent to expand further in 2012. Our strategy is to expand carefully onto the new platforms, because we are concerned with the tremendous fragmentation that is already taking place in the video game marketplace. I will discuss more about these unsettling trends in future updates. But as investors learn more about the migration to digital, social media gaming, and new technologies coming to market in the next 24 months, our careful moves will be more understood.

4.

How much of the $10 million in available financing will be used toward moving to new platforms?

Not much in 2011. However, depending upon interest and sales in 2011, we will allocate an appropriate amount of funds (risk) in 2012.

5.

Will you be producing more adventure and action video games geared toward tweens and teens?

Left Behind 4: World At War is expected to be our only T-Teen rated new release. However, teens are very likely to appreciate Praise Champion 2, King Solomon’s Trivia Challenge, King Solomon’s Memory Challenge, Bible Quest: Journey through Genesis and Scripture Chess.

6.

Can we expect 3D and/or enhanced graphics in new game releases?

Yes, our main development group has recently hired more experienced industry veteran artists. We expect to release the comps for Praise Champion 2 soon. Initial comments from others have been positive.

7.

What type of Christian video games do you believe consumers really desire? (Action/adventure, children’s games, learning games etc...).

Nearly 40% of mothers with young children indicate a desire to buy Charlie Church Mouse when they hear about it. In addition to this large market, we believe Family and Casual games also represent a large market segment for our demographic focus.

8.

Will LFBG games be retailed in more brick and mortar locations this year (ex. Best Buy, Target, Game Stop)? Are discussions currently taking place with these businesses?

With 9 titles and 23 SKUs available this Christmas, we’re going to provide retailers with an ultimatum. Carry at least one of our titles or be listed on our website as a retailer that refuses to carry a Christian game (while carrying more than 100 others). I believe this will be a motivating factor, because retailers will NOT want to be associated with negative PR in this category when more than 50-75% of Americans (depending upon the survey) identify themselves as Christian. And before the next question falls in relation thereto, let me just say how disappointed I am that we need to put them in this uncomfortable place. But since video game buyers are not paying attention to their own buyer demographic makeup, when considering the high-quality nature of our games, one can only assume they are not placing enough importance on variety (as does Walmart). An example? Target took in Charlie Church Mouse starting earlier this month.

9.

When will our games be located in ALL Wal-Mart Stores? Are we currently sold in any Wal-Mart Stores outside of the United States?

We trust the experience of the Walmart buyer not to place our games in stores where he doesn’t think they will perform as well. We don’t want to make demands which result in a lack of performance, which would change our current healthy relationship with Walmart. But for those who don’t know, the majority of games are displayed in about 2/3 of Walmart stores; not chain-wide.

10.

How do you plan to capture the international Christian gaming market?

We are planning to expand our church marketing efforts into other English speaking countries before Christmas, but we really anticipate 2012 to result in more worthwhile revenues from international sales.

11.

What kind of advertising will we see in 2011 and how soon will it happen?

Most of our 2011 advertising will be direct-marketing; online. A recent industry article suggests that 40% of video game sales are digital. Soon, we expect to finally have our games available for purchase online through dedicated activation codes. It’s already working and the new online store should enter Beta within the next 30 days.

12.

Have you considered using well known Christian organizations (i.e. Focus on the Family) or celebrities like Tim Tebow, Kurt Warner or Colt McCoy to help promote LFBG games?

Celebrity endorsements are expensive, and so far, we have yet to encounter a Christian celebrity who would want to become a spokesperson for the right reason. I’m sure they are out there, but I don’t have the time to devote to this. Investors are encouraged to make those contacts and have any interested Celebrities contact me via email first, then by phone. This would be a great place for investors to help.

13.

Many people outside of the LFBG company have helped promote LFBG on their own through calls/e-mails to various media outlets (radio/print/Internet). Have any of these connections contacted LFBG?

Some have. We want to encourage more of this kind of support.

14.

Have you considered promoting LFBG through private Christian schools?

We have had a fundraiser program for Christian schools which has not taken off. Our experience is that the politics involved in decisions at schools (like churches) makes it difficult for them to move quickly and therefore the sales cycle is too long and expensive. We encourage our shareholders and other supporters to facilitate these relationships.

15.

Does LFBG plan on doing merchandising of the Charlie Church Mouse brand (i.e. T-Shirts, notebooks, back-to-school supplies, etc?)

Yes, but such plans are on the backburner until 2012, keeping our focus on the 3 new Charlie Church Mouse game releases this year.

16.

Are there any plans to create more characters like Charlie Church Mouse in future game releases that LFBG can call their own?

Yes, but in 2011, we are expanding to have 6 specific brands by the time the holiday season arrives as follows: Charlie Church Mouse, Praise Campion, King Solomon, Bible Quest, Scripture games and Left Behind branded games.

17.

What are some industries/resources/institutions that some of your investors could help you with in getting your foot in the door? Could you list them out?

Once Charlie Church Mouse 3D Bible Adventures 2 is released in the next quarter, we are planning to give away Charlie Church Mouse ($19.99 value) as a free download to every church parent in America to grow our customer base. We could definitely use everyone’s help in getting support from every church association and denomination, especially if the details of the promotion could appear in church programs across the country. This promotion is to reach the kids. This will work into our new marketing campaign, soon to be released, called “What’s on your shelf” which features a Bible and numerous books followed by “How about your kid’s shelf?” showing a MISSING CHRISTIAN GAME in the center of a rack full of popular kill and destroy games. Initial comments from others seem to indicate this promotion will be highly effective in communicating the market void to everyone.

18.

What are some of the largest roadblocks preventing LFBG from really marketing itself to Wall Street? How are you going to overcome these obstacles? How can investors help you?

Investors can help by talking about our company and products to everyone they know. Tell their friends about how our games are making an impact and how the kids love them.

19.

If you had the ear of someone with multi-millions of dollars and that person was willing to help LFBG, what things would you ask from him or her to assist the company?

We have a goal to build our email list to a size of 2 million subscribers before the end of 2011. Once we arrive at this number, should only 2% of our base acquire each new game release, we can expand our product line substantially with the knowledge that we will sell 40,000 units on day-one releases through our direct-marketing efforts. And this would dramatically impact our ability to expand our product line and awareness further on an exponential scale. If we could have the benefit of one larger investor, their assistance to either acquire a Christian company with such a list or develop an online campaign to build such a list would be a top priority. Either that or we would mutually agree to develop a new game about a Biblical topic the investor might be passionate about. Many other ideas would likely be discussed and prayed over as well.

20.

If resources were no issue, describe the ultimate Christian game you would like to see on the market. What would it take for it to get mainstream national recognition?

Before millions would be pumped into the development of any new game, enough research would be done to validate the topic and plan. But my initial thoughts would be to fund the development of a massive-multiplayer online game in which gamers can buy and sell items and property as a time-traveler in any biblical period, witness historical events from the Bible and interact with their favorite Bible characters. We could then hire a team of Christian 3D artists from Pixar or similar quality artists who share our passion to make games for a generation that has no redeeming games to play. The quality combined with the fact that the Bible is still the #1 Best-selling book of all time would bring the Bible’s content into modern media for the benefit of all generations.

21.

Do you really shy away from message boards or do you have someone at LFBG that reads them from time to time? Do you feel you get the true feelings of investors and consumers from message boards or are the comments usually skewed?

Occasionally I read something on a message board when an investor is disappointed with what they are reading and ask me to have a look. The problem with message boards is that the pumpers tell everyone the stock is going up and they are going to buy a lot of it, when in fact, they do this to sell shares. And the opposite is true. Many people trash a stock in order to see the price go down so they can buy it cheap. It would be different if people were required to show their true intensions. But I’m convinced you can find something to criticize in any public company. The fact that people have chosen to play these games to hurt other investors is nothing short of despicable. Message Boards cannot be trusted. Investors determined to stay on a message board can see two types of investors; those who are always saying the stock is going up or down and those who are always bashing it. Most investors do not act in such predictable ways, or at least, speak about it.

22.

Does LFBG plan on holding some type of event where investors can actually meet you and your staff? Will you ever plan a day/evening where investors could visit your office(s)?

Considering the disappointing threats we’ve received since we started making Christian games, NO. If an investor has a significant amount invested and it can be verified, I would agree to meet them over coffee.

23.

What do you believe are some of the key misconceptions some investors have had about LFBG over the past 6 months or so? Why do you believe some investors are not generally happy with LFBG despite the slow growth and success?

I believe there were two and now there is one primary misconception. Last November, only about half of our investors wanted a reverse-split to help us increase the value of our share price. But the other half feared the reverse was a sign of a company desperate. That’s why we cancelled it. Today, based upon our most recent survey, nearly 80% of our investors favor a reverse-split. We will revisit this in the future, but before we do, we’ll explain better our strategy and plan. Then, we’ll survey our investors to make sure most of them are on-board. This process should engender support from investors as they recognize the integrity of management to be sincere in doing what is best for the company. The remaining misconception is that our increase to 10B authorized shares is somehow destroying investor value by 50% and the reason for why market-makers have pushed the price of the stock down accordingly. But investors would be wrong. Market-makers are legal manipulators of a stock. If they can use news combined with a move-down in the price to cause fear in investors to line their own pockets, they do. But seriously, if we do use the full 5B additional shares to raise $10 million in cash, what should our market-cap be? In other words, if we had 10B issued and outstanding tomorrow, with $10 million in cash in the bank, do you really believe our market-cap would be below $9 million? Also, I’ve spoken briefly about the value of MyPraize. Take a moment to discover the value of every Facebook subscriber; based upon their recent very public valuation. Now take that figure and multiply it times our MyPraize audience of more than 140,000. What do you get? What is the value of MyPraize to our company? And of course, these thoughts have nothing at all to do with the fact that we are more than doubling the size of our product line this year. Whatever you determine our market-cap should be as an investor (with the advice of a good licensed financial advisor), make your investment decisions regarding when to buy and when to sell. Stay focused on fundamentals and consider potential growth from our demographic base and another industry comparable; i.e. Christian music and films.

24.

Most investors get upset because of declining stock price.  Instead of criticizing, what do you wish the investment community would do to help LFBG?

It’s important to understand that one investor’s trash is another’s treasure. For example, today we are trading at a market-cap of about $9 million. As I said before, if you think that is low, buy. If you think it is high, sell. Stay focused on your investment strategy. Do your best not to get emotional when making investment decisions.

25.

I suspect that most people probably do not know that you really want to take both LFBG and the shareholder price to high growth levels. Some people have stated you care more for the business than you do for investors and the stock price. What do you say to such comments?

This is nonsense. I currently own 2% of this company and have invested nearly everything I own into it. I have numerous friends that are shareholders that I’ve worked hard with to protect their investments. In fact, harder than any other CEO they’ve ever known. As our success continues, and our public relations campaign expands, you’ll hear that our story of success has been the result of our faithfulness to our original investors. This mutual faithfulness to our mission combined with divine providence is the reason our future looks so bright. I do intend to ask the Board to sell me 10% of the company at a significant discount. It is my intent to hold 10% of the company’s shares on a long-term basis.

26.

When will you schedule another media event/webinar?

Not for a while. However, we will be releasing multimedia presentations to announce new products each month. So please, stay tuned. At some point, we do intend to hire a firm to help us successfully do quarterly conference calls to announce results.

27.

Will you continue with these Q&A updates for the foreseeable future?

Yes. The more investors understand where we are headed, the more informed investment decisions they can make.

Respectfully with kind regards,

Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc.
(LB Games®, Inspired Media Entertainment, Cloud 9 Games® & MyPraize®)

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.